Exhibit 10.1.7

Execution Version

INCREMENTAL AMENDMENT NO. 7

INCREMENTAL AMENDMENT NO. 7, dated as of August 24, 2018 (this “Amendment”), by and among KUEHG CORP., a Delaware corporation (“KUEHG”), KC SUB INC., a Delaware corporation (“KC Sub” and, together with KUEHG, the “Borrowers”), KC HOLDCO, LLC, a Delaware limited liability company (“Holdco”), the Incremental Revolving Lenders party hereto (collectively, the “Amendment No. 7 Incremental Revolving Lenders”), the Incremental Term Lenders party hereto (collectively, the “Amendment No. 7 Incremental Term Lenders” and, together with the Amendment No. 7 Incremental Revolving Lenders, the “Amendment No. 7 Incremental Lenders”), the Revolving Lenders party hereto, each Issuing Bank and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH (“Credit Suisse AG”), in its capacity as the Administrative Agent under the Credit Agreement (as defined below), which amends that certain First Lien Credit Agreement dated as of August 13, 2015 (as amended, supplemented, amended and restated or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”) among the Borrowers, Holdco, each Lender from time to time party thereto and Credit Suisse AG, as Administrative Agent, Collateral Agent, and Issuing Bank. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

WHEREAS, pursuant to that certain Agreement and Plan of Merger dated as of July 27, 2018 by and among KC REE Holdings, Inc., a Delaware corporation, KC REE MergerSub, LLC, a Delaware limited liability company (“Duck Merger Sub”), REE Investment, LLC, a Delaware limited liability company (“REE Investment”), the Indirect Owners (as defined therein), the Members’ Representative (as defined therein) and KUEHG (together with the schedules and exhibits thereto, as amended or otherwise modified and in effect from time to time, the “Duck Merger Agreement”), the Borrowers intend to consummate the merger of Duck Merger Sub with and into REE Investment, with REE Investment as the surviving entity (together with the transactions contemplated in the Duck Merger Agreement, collectively, the “Duck Merger” and REE Investment together with its Subsidiaries (other than Excluded Subsidiaries), the “New Guarantors”);

WHEREAS, the Duck Merger is a Permitted Acquisition and a Specified Transaction that constitutes a Limited Condition Transaction under the terms of the Credit Agreement, and in connection therewith, the Borrowers have made an LCA Election that, for purposes of determining compliance with any applicable test or covenant contained in the Credit Agreement that requires the calculation of any ratio specified in Section 1.05 of the Credit Agreement or any basket that is measured as a percentage of Consolidated EBITDA or whether a Default or an Event of Default has occurred and is continuing, the date of such determination shall be deemed to be July 27, 2018 (the “Duck LCA Test Date”) and such determination shall be made as provided in the Credit Agreement;

WHEREAS, in connection with the Duck Merger, the Borrowers have requested (1) Incremental Term Commitments pursuant to Section 2.20(a) of the Credit Agreement in an aggregate principal amount of $205,000,000 (the “New Term Commitments”), which New Term Commitments will be available on the Amendment No. 7 Effective Date and constitute Incremental Term Commitments under the Credit Agreement (with the Loans thereunder constituting Incremental Term Loans), (2) Incremental Revolving Commitments pursuant to Section 2.20(a) of the Credit Agreement in an aggregate principal amount of $20,000,000 (the “New Revolving Commitments”), which New Revolving Commitments will be available on the Amendment No. 7 Effective Date and constitute Incremental Revolving Commitments under the

Credit Agreement (with the Loans thereunder constituting Incremental Revolving Loans), and (3) that the aggregate LC Sublimit be increased by $20,000,000 (the “Specified LC Sublimit Increase”);

WHEREAS, substantially concurrently with the funding on the Amendment No. 7 Effective Date of the Incremental Term Loans pursuant to the New Term Commitments, the proceeds of such Incremental Term Loans will be used by the Borrowers, directly or indirectly, (i) to consummate the Duck Merger and the Duck Refinancing (as defined below) (collectively, together with the transactions contemplated in this Amendment, the “Duck Transactions”) and/or (ii) to pay all or a portion of any premiums, fees, costs and expenses (including, without limitation, any prepayment premiums, original issue discount, upfront fees and legal fees) incurred or payable by or on behalf of Holdco, the Borrowers, or any Restricted Subsidiary in connection with the Duck Transactions or the negotiation, execution, delivery and performance of this Amendment or any other Loan Document or the transactions contemplated hereby or thereby;

WHEREAS, each Amendment No. 7 Incremental Revolving Lender has agreed to provide (1) New Revolving Commitments in the amount set forth opposite its name on Schedule 2.01(c) hereto and (2) a Specified LC Sublimit Increase in the amount set forth opposite its name on Schedule 2.05 hereto;

WHEREAS, each Amendment No. 7 Incremental Term Lender has agreed to make an Incremental Term Loan to the Borrowers on the Amendment No. 7 Effective Date in the principal amount set forth opposite its name on Schedule 2.01(b) hereto;

WHEREAS, pursuant to Section 9.02 of the Credit Agreement, the Revolving Lenders party hereto, which in the aggregate constitute the Required Revolving Lenders, each Issuing Bank and the Administrative Agent have agreed to consent to the increase in the aggregate LC Sublimit and effect certain amendments to the Credit Agreement; and

WHEREAS, this Amendment shall constitute an Incremental Facility Amendment as set forth in Section 2.20(d) of the Credit Agreement.

NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1. Consent to Increase in the Aggregate LC Sublimit. Effective as of the Amendment No. 7 Effective Date, the Revolving Lenders party hereto, which collectively represent the Required Revolving Lenders, each Issuing Bank and the Administrative Agent hereby consent, pursuant to Section 9.02 of the Credit Agreement, to the increase in the aggregate LC Sublimit contemplated hereby.

Section 2. Incremental Term Loans; New Revolving Commitments.

(a) Subject to the satisfaction of the conditions in Section 5 hereof, each Amendment No. 7 Incremental Term Lender hereby agrees to provide the New Term Commitment set forth on Schedule 2.01(b) hereto. The New Term Commitment provided pursuant to this Amendment shall be subject to all of the terms in the Credit Agreement and to the conditions set forth in the Credit Agreement, and shall be entitled to all the benefits afforded by the Credit Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from the Guarantees and security interests created by the Security Documents. Each Amendment No. 7 Incremental Term Lender, the Borrowers and the Administrative Agent acknowledge and agree that the New Term Commitment provided pursuant to this Amendment shall constitute Incremental Term Commitments for all purposes of the Credit Agreement and the other applicable Loan Documents. Each Amendment No. 7 Incremental Term Lender hereby agrees to make an Incremental Term Loan to the Borrowers in an amount equal to its New Term Commitment on the Amendment No. 7 Effective Date in accordance with Section 2.01(z)(A) of the Credit Agreement. Upon (i) the execution of a counterpart of this Amendment by each Amendment No. 7 Incremental Term Lender, the Administrative Agent and the Borrowers and (ii) the delivery to the Administrative Agent of a fully executed counterpart (including by way of telecopy or other electronic transmission) hereof, each of the undersigned Amendment No. 7 Incremental Term Lenders shall become Lenders under the Credit Agreement and shall have the respective New Term Commitment set forth on Schedule 2.01(b) hereto, effective as of the Amendment No. 7 Effective Date.

(b) Subject to the satisfaction of the conditions in Section 5 hereof, each Amendment No. 7 Incremental Revolving Lender agrees to provide the New Revolving Commitment set forth on Schedule 2.01(c) hereto. The New Revolving Commitments provided pursuant to this Amendment and the Revolving Loans thereunder shall be subject to all of the terms in the Credit Agreement and to the conditions set forth in the Credit Agreement, and shall be entitled to all the benefits afforded by the Credit Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from the Guarantees and security interests created by the Security Documents. Each Amendment No. 7 Incremental Revolving Lender, the Borrowers and the Administrative Agent acknowledge and agree that the New Revolving Commitments provided pursuant to this Amendment shall constitute Incremental Revolving Commitments for all purposes of the Credit Agreement and the other applicable Loan Documents. Pursuant to Section 2.20(c) of the Credit Agreement, the New Revolving Commitments shall be an increase to the U.S. Revolving Commitments for all purposes under the Credit Agreement and each of the other Loan Documents and shall have terms identical to the existing U.S. Revolving Facility under the Credit Agreement immediately prior to the date hereof (but giving effect to any amendments hereunder). Upon (i) the execution of a counterpart of this Amendment by each Amendment No. 7 Incremental Revolving Lender, the Administrative Agent and the Borrowers and (ii) the delivery to the Administrative Agent of a fully executed counterpart (including by way of telecopy or other electronic transmission) hereof, each of the undersigned Amendment No. 7 Incremental Revolving Lenders shall become Lenders under the Credit Agreement and shall have the respective New Revolving Commitment set forth on Schedule 2.01(c) hereto, effective as of the Amendment No. 7 Effective Date.

(c) Each Amendment No. 7 Incremental Lender (i) confirms that it has received a copy of the Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Joint Lead Arrangers or any other Amendment No. 7 Incremental Lender or any other Lender or Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

(d) The reallocation of the Lenders’ Revolving Loans contemplated by Section 2.20(e) of the Credit Agreement with respect to any increase in the Revolving Commitments shall occur with respect to the New Revolving Commitments contemplated hereby on the Amendment No. 7 Effective Date, and the Amendment No. 7 Incremental Revolving Lenders shall make such Incremental Revolving Loans on the Amendment No. 7 Effective Date as may be required to effectuate such reallocation. Furthermore, on the Amendment No. 7 Effective Date, all participations in Letters of Credit shall be reallocated pro rata among the Revolving Lenders after giving effect to the New Revolving Commitments contemplated hereby.

Section 3. Amendments to the Credit Agreement. Effective as of the Amendment No. 7 Effective Date, the Credit Agreement is hereby amended as follows:

(a) The following defined terms shall be added to Section 1.01 of the Credit Agreement in alphabetical order:

“Amendment No. 7” means Incremental Amendment No. 7 to the Credit Agreement dated as of the Amendment No. 7 Effective Date.

“Amendment No. 7 Effective Date” has the meaning assigned to such term in Amendment No. 7.

“Amendment No. 7 Incremental Revolving Lender” means each Incremental Lender providing an Incremental Revolving Commitment to the Borrowers pursuant to Amendment No. 7.

“Amendment No. 7 Incremental Term Lender” means each Incremental Lender providing an Incremental Term Loan to the Borrowers pursuant to Amendment No. 7.

(b) The definition of “Incremental Revolving Commitment” in Section 1.01 of the Credit Agreement is hereby amended by adding the following sentence at the end thereof:

The aggregate principal amount of the Incremental Revolving Commitments on the Amendment No. 7 Effective Date is $20,000,000.

(c) The definition of “Incremental Term Commitment” in Section 1.01 of the Credit Agreement is hereby amended by deleting the last sentence thereof and replacing it with the following:

The aggregate principal amount of the Incremental Term Commitments on the Amendment No. 7 Effective Date is $205,000,000.

(d) The definition of “Loan Documents” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Loan Documents” means this Agreement, each Incremental Facility Amendment, each Refinancing Amendment, the Holdco Guaranty, the Subsidiary Guaranty, the Security Documents, Amendment No. 1, the Amendment No. 1 Joinder,

Amendment No. 2, Amendment No. 3, the Amendment No. 3 Joinder, Amendment No. 4, each Amendment No. 4 Joinder, Amendment No. 5, the Amendment No. 5 Joinder, Amendment No. 6, each Amendment No. 6 Joinder and Amendment No. 7.

(e) The definitions of “Initial Revolving Loans”, “Initial Term Loans”, “Multicurrency Revolving Loan” and “U.S. Revolving Loan” in Section 1.01 of the Credit Agreement are hereby amended by deleting “Section 2.01(u)” in each definition and replacing it with “Section 2.01(t)”.

(f) The definition of “LC Sublimit” in Section 1.01 of the Credit Agreement is hereby amended by deleting “$60,000,000” therein and replacing it with “$80,000,000”.

(g) The definition of “U.S. Revolving Commitment” in Section 1.01 of the Credit Agreement is hereby amended by deleting the last sentence thereof and replacing it with the following:

The aggregate principal amount of the Lenders’ U.S. Revolving Commitments on the Amendment No. 7 Effective Date is $90,000,000.

(h) Section 2.01 of the Credit Agreement is hereby amended by renumbering paragraphs (u), (v), (w), (x), (y) and (z) as paragraphs (t), (u), (v), (w), (x) and (y), respectively, and adding the following paragraph (z) to such Section:

(z) (A)(i) Subject to the terms and conditions hereof and of Amendment No. 7, each Amendment No. 7 Incremental Term Lender severally agrees to make an Incremental Term Loan to the Borrowers on the Amendment No. 7 Effective Date in the principal amount equal to its Incremental Term Commitment on the Amendment No. 7 Effective Date, it being understood that such Incremental Term Loans shall be made (and funded) to KC Sub.

(ii) The Incremental Term Loans funded on the Amendment No. 7 Effective Date shall have the same terms as the Term B-2 Loans as set forth in the Credit Agreement and Loan Documents as in effect before giving effect to Amendment No. 7, except as modified by Amendment No. 7; it being understood that such Incremental Term Loans (and all principal, interest and other amounts in respect thereof) will constitute “Obligations” under the Credit Agreement and the other Loan Documents and shall have the same rights and obligations under the Credit Agreement and Loan Documents as the Term Loans prior to the Amendment No. 7 Effective Date.

(iii) The Incremental Term Commitment of each Amendment No. 7 Incremental Term Lender shall be automatically terminated on the Amendment No. 7 Effective Date upon the borrowing of the Incremental Term Loans on such date.

(B) (i) Subject to the terms and conditions hereof and of Amendment No. 7, each Amendment No. 7 Incremental Revolving Lender severally and not jointly agrees to provide Incremental

Revolving Commitments to the Borrowers on the Amendment No. 7 Effective Date in the principal amount equal to its Incremental Revolving Commitment on the Amendment No. 7 Effective Date, it being understood that such Incremental Revolving Loans shall be made (and funded) to the Existing Borrower or the Incremental Borrower in the sole discretion of the Existing Borrower and the Incremental Borrower.

(ii) The Incremental Revolving Commitments established on the Amendment No 7 Effective Date shall have the same terms as the U.S. Revolving Commitments as set forth in the Credit Agreement and Loan Documents as in effect before giving effect to Amendment No. 7, except as modified by Amendment No. 7; it being understood that the Incremental Revolving Commitments (and all principal, interest and other amounts in respect thereof) will constitute “Obligations” under the Credit Agreement and the other Loan Documents and shall have the same rights and obligations under the Credit Agreement and Loan Documents as the U.S. Revolving Commitments prior to the Amendment No. 7 Effective Date.

(i) Section 2.01(t) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(t) Subject to the terms and express conditions set forth herein, each applicable Lender severally agrees (a) to make a Term Loan to the Borrower on the Closing Date in Dollars in an aggregate principal amount equal to its Tranche B Term Commitment, (b) to make Multicurrency Revolving Loans to the Borrower from time to time during the Revolving Availability Period in Dollars, Euros, British Pounds or any other Alternative Currency in an aggregate principal amount that will not result in such Lender’s Multicurrency Revolving Exposure exceeding such Lender’s Multicurrency Revolving Commitment and (c) to make U.S. Revolving Loans to the Borrower from time to time during the Revolving Availability Period in Dollars in an aggregate principal amount that will not result in such Lender’s U.S. Revolving Exposure exceeding such Lender’s U.S. Revolving Commitment, it being understood that any such Multicurrency Revolving Loans or U.S. Revolving Loans, as the case may be, shall be made (and funded) to the Existing Borrower or the Incremental Borrower in the sole discretion of the Existing Borrower and the Incremental Borrower. Within the foregoing limits and subject to the terms and express conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans (without premium or penalty). Amounts repaid or prepaid in respect of Term Loans may not be reborrowed. The Tranche B Term Commitments will terminate in full upon the making of the Loans referred to in clause (a) above.

(j) Section 2.10(a) is hereby amended by deleting the table therein and replacing it with the following:

Date	Amount
September 30, 2018	$2,995,517.66
December 31, 2018	$2,995,517.66
March 31, 2019	$2,995,517.66
June 30, 2019	$2,995,517.66
September 30, 2019	$2,995,517.66
December 31, 2019	$2,995,517.66
March 31, 2020	$2,995,517.66
June 30, 2020	$2,995,517.66
September 30, 2020	$2,995,517.66
December 31, 2020	$2,995,517.66
March 31, 2021	$2,995,517.66
June 30, 2021	$2,995,517.66
September 30, 2021	$2,995,517.66
December 31, 2021	$2,995,517.66
March 31, 2022	$2,995,517.66
June 30, 2022	$2,995,517.66

(k) Schedule 2.01(b) of the Credit Agreement is hereby amended by adding thereto the New Term Commitments hereunder of the Amendment No. 7 Incremental Term Lenders party hereto as set forth on Schedule 2.01(b) hereto.

(l) Schedule 2.01(c) of the Credit Agreement is hereby amended by adding thereto the New Revolving Commitments hereunder of the Amendment No. 7 Incremental Revolving Lenders party hereto as set forth on Schedule 2.01(c) hereto.

(m) Schedule 2.05 of the Credit Agreement is hereby amended by increasing each Amendment No. 7 Incremental Revolving Lender’s Specified LC Sublimit by the amount set forth opposite its name as set forth on Schedule 2.05 hereto.

Section 4. Representations and Warranties. The Borrowers represent and warrant to the Lenders as of the Amendment No. 7 Effective Date that:

(a) immediately before and after giving effect to this Amendment, the Specified Representations shall be true and correct in all material respects.

(b) at the time of and after giving effect to this Amendment, no Specified Event of Default has occurred and is continuing.

Section 5. Conditions to Effectiveness. This Amendment shall become effective on the date (the “Amendment No. 7 Effective Date”) on which each of the following conditions is satisfied (or waived by (x) in the case of the condition set forth in paragraph (k) below, the Required Lenders, and (y) in the case of any other condition set forth below, the Amendment No. 7 Incremental Lenders):

(a) The Administrative Agent’s receipt of the following, each of which shall be originals or facsimiles or electronic copies unless otherwise specified:

(1) counterparts of this Amendment executed by each Borrower, Holdco, the Required Revolving Lenders, each Issuing Bank, each Amendment No. 7 Incremental Term Lender and each Amendment No. 7 Incremental Revolving Lender;

(2) a Note executed by each Borrower in favor of each Amendment No. 7 Incremental Lender requesting a Note at least two (2) Business Days prior to the Amendment No. 7 Effective Date, if any;

(3) (i) counterparts of a guarantor consent and reaffirmation executed by each Guarantor (excluding the New Guarantors) and (ii) counterparts of a joinder to the Subsidiary Guaranty executed by each New Guarantor;

(4) counterparts of a joinder to the Security Agreement executed by each New Guarantor;

(5) counterparts of a joinder to the 2017 Second Lien Intercreditor Agreement executed by each New Guarantor;

(6) with respect to each New Guarantor, (i) UCC-1 financing statements in a form appropriate for filing in its applicable state of organization, (ii) executed intellectual property security agreements as required pursuant to the Security Agreement; (iii) delivery of certificates for certificated Equity Interests of each New Guarantor and its direct Subsidiaries as required pursuant to the Security Agreement, together with appropriate instruments of transfer endorsed in blank and (iv) all promissory notes evidencing the Collateral accompanied by instruments of transfer endorsed in blank;

(7) the results of a search of the UCC filings with respect to each Loan Party;

(8) written opinions (addressed to the Administrative Agent and the Amendment No. 7 Incremental Lenders and dated the Amendment No. 7 Effective Date) of (i) Goodwin Procter LLP, New York counsel for the Loan Parties and (ii) Bodman PLC, Michigan counsel for the Loan Parties;

(9) (i) a copy of each Organizational Document of the Borrowers and the Guarantors (including the New Guarantors) certified as of a recent date by an appropriate governmental official or a Responsible Officer of the applicable Loan Party (or a certificate signed by a Responsible Officer of the applicable Loan Party certifying that the Organizational Documents of such Loan Party have not been amended or otherwise modified since the Amendment No. 6 Effective Date); (ii) signature and incumbency certificates of the Responsible Officers of each Person that is a Loan Party on the Amendment No. 7 Effective Date (including the New Guarantors) executing a Loan Document on the Amendment No. 7 Effective Date; (iii) resolutions of the board of directors or similar governing body of each Person that is a Loan Party on the Amendment No. 7 Effective Date (including the New Guarantors) approving and authorizing the execution, delivery and performance of this Amendment and the other Loan Documents by such Loan Party, certified as of the Amendment No. 7 Effective Date by a Responsible Officer of such Loan Party as being in full force and effect without modification or amendment; and (iv) a good standing certificate (to the extent such concept is known in the relevant jurisdiction) for each Person that is a Loan Party on the Amendment No. 7 Effective Date (including the New Guarantors) from the applicable Governmental Authority in such Person’s jurisdiction of incorporation, organization or formation dated a recent date prior to the Amendment No. 7 Effective Date;

(10) a certificate signed by the Borrowers certifying that, after giving effect to the consummation of the Duck Transactions, including the making of the Loans under the Credit Agreement on the Amendment No. 7 Effective Date, and after giving effect to the application of the proceeds of such Indebtedness, the Borrowers and their respective Subsidiaries, when taken as a whole, are Solvent, and otherwise substantially in the form of Exhibit C to the Credit Agreement;

(11) a certificate signed by the Borrowers certifying as to the satisfaction of the conditions set forth in paragraphs (j) and (k) of this Section 5 and that the New Term Commitments and New Revolving Commitments meet the requirements and conditions applicable thereto set forth in Section 2.20 of the Credit Agreement; and

(12) a Borrowing Request signed by the Borrowers, not later than 1:00 p.m. on the Business Day prior to the date of the proposed Credit Event.

(b) Since July 27, 2018, there shall not have been any development, change, event or occurrence that, individually or in the aggregate, has had, or would be reasonably likely to have, a Material Adverse Effect (as defined in, and interpreted pursuant to, the Duck Merger Agreement).

(c) The Duck Merger shall have been consummated, or shall be consummated substantially concurrently with the borrowing of the Incremental Term Loans on the Amendment No. 7 Effective Date.

(d) The Duck Merger Agreement shall not have been amended or waived, and no consents shall have been given with respect thereto, in any material respect by KUEHG or its Subsidiaries in a manner materially adverse to the Amendment No. 7 Incremental Lenders or Credit Suisse Loan Funding LLC or Barclays Bank PLC, in their respective capacities as joint lead arrangers of the New Term Commitments and the New Revolving Commitments under the Commitment Letter (in such capacities, the “First Lien Incremental Lead Arrangers”), in each case, in their capacity as such, without the consent of the First Lien Incremental Lead Arrangers (such consent not to be unreasonably withheld, conditioned or delayed); provided that the First Lien Incremental Lead Arrangers shall be deemed to have consented to such amendment, waiver, or consent unless they shall object thereto within two (2) Business Days after written notice of such proposed amendment, waiver, or consent is delivered to the First Lien Incremental Lead Arrangers; provided, further, that (a) any change in the amount of consideration required to consummate the Duck Merger shall be deemed not to be materially adverse to the Amendment No. 7 Incremental Lenders and the First Lien Incremental Lead Arrangers so long as (A) any reduction is applied on a dollar-for-dollar basis to reduce on a ratable basis the New Term Commitments and (B) any increase is funded with cash on hand or the proceeds of an issuance of Qualified Equity Interests of Holdco or any direct or indirect parent entity of Holdco (it being understood and agreed that any increase in the amount of the consideration required to consummate the Duck Merger due to purchase price adjustments contemplated in the Duck Merger Agreement shall not be materially adverse to the Amendment No. 7 Incremental Lenders or the First Lien Incremental Lead Arrangers); provided that, solely in the case of any increase to be funded with cash on hand that was applied on the Duck LCA Test Date, the New Term Commitments and New Revolving Commitments shall not exceed the aggregate amount of Unrestricted Incremental First Lien Indebtedness and Incremental Ratio Debt permitted to be incurred pursuant to Section 2.20(a) of the Credit Agreement as of the Duck LCA Test Date (without deducting such cash on hand when computing the First Lien Net Leverage Ratio), and (b) the granting of any consent under the Duck Merger Agreement that is not materially adverse to the interests of the Amendment No. 7 Incremental Lenders and the First Lien Incremental Lead Arrangers shall not otherwise constitute an amendment or waiver.

(e) All funded indebtedness of REE Investment and its Subsidiaries under that certain Credit Agreement, dated as of June 30, 2016, by and among REE Holdco, Inc., as the borrower, REE Investment, as holdings, the lenders party thereto and BMO Harris Bank N.A. as agent, and terminate and release all commitments, security interests and guaranties in connection therewith, shall be, paid in full, and all commitments, security interests and guaranties in connection therewith shall have been, or substantially concurrently with the borrowing of the Incremental Term Loans on the Amendment No. 7 Effective Date, shall be terminated and released (collectively, the “Duck Refinancing”).

(f) The First Lien Incremental Lead Arrangers shall have received (a) audited consolidated financial statements of REE Investment and its Subsidiaries, comprised of the consolidated balance sheet and related consolidated statements of members’ equity, operations and cash flows of the Company and its subsidiaries for the fiscal year ended December 31, 2017 and for the period June 9, 2016 to December 31, 2016 and for each subsequent fiscal year ended at least 120 days prior to the Amendment No. 7 Effective Date (it being understood that the First Lien Incremental Lead Arrangers acknowledge receipt of such audited consolidated financial statements for the fiscal year ended December 31, 2017 and for the period June 9, 2016 to December 31, 2016), and (b) unaudited consolidated financial statements of REE Investment and its Subsidiaries, comprised of the consolidated balance sheet and related statements of profit and loss and cash flows of REE Investment and its Subsidiaries for the four-month period ended April 30, 2018 and each subsequent fiscal quarter (other than the fourth fiscal quarter of each fiscal year) ended at least 45 days prior to the Amendment No. 7 Effective Date (it being understood that the First Lien Incremental Lead Arrangers acknowledge receipt of such unaudited consolidated financial statements in respect of the four-month period ended April 30, 2018 and in respect of the fiscal quarter ending June 30, 2018).

(g) The First Lien Incremental Lead Arrangers shall have received a pro forma consolidated balance sheet and related pro forma consolidated statement of income of KUEHG as of and for the twelve-month period ending on the last day of the most recently completed four-fiscal quarter period ended at least 45 days (or 90 days in case such four-fiscal quarter period is the end of KUEHG’s fiscal year) prior to the Amendment No. 7 Effective Date, prepared after giving effect to the Duck Transactions as if the Duck Transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of the statement of income).

(h) To the extent requested in writing at least ten (10) Business Days prior to the first date on which each of the other conditions set forth in this Section 5 (other than the condition set forth in paragraph (i) below) has been satisfied (or waived by the Amendment No. 7 Incremental Lenders), (i) the Administrative Agent shall have received, at least three (3) Business Days prior to such date, all documentation and other information about the Borrowers and the Guarantors required under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and (ii) each Amendment No. 7 Incremental Lender party hereto shall have received, at least three (3) Business Days prior to such date, a certification regarding beneficial ownership required by 31 C.F.R. § 1010.230.

(i) The Borrowers shall have paid (or caused to be paid) all fees and expenses due to the Amendment No. 7 Incremental Lenders under that certain commitment letter dated July 27, 2018 by and among KUEHG (the “Commitment Letter”) and the Amendment No. 7 Incremental Lenders and that certain fee letter dated July 27, 2018 by and among KUEHG and the Amendment No. 7 Incremental Lenders (the “Fee Letter”) and required to be paid on the Amendment No. 7 Effective Date, to the extent invoiced at least three (3) Business Days prior to the first date on which each of the other conditions set forth in this Section 5 (other than the condition set forth in paragraph (h) above) has been satisfied (or waived by the Amendment No. 7 Incremental Lenders); provided that any such fees and expenses may be offset against the proceeds of the Incremental Term Loans borrowed on the Amendment No. 7 Effective Date.

(j) The representations and warranties made by or with respect to the REE Investment and its Subsidiaries in the Duck Merger Agreement as are material to the interests of the Amendment No. 7 Incremental Lenders, but only to the extent that KUEHG (or its applicable Affiliate) has the right, pursuant to the Duck Merger Agreement, to terminate its obligations under the Duck Merger Agreement to consummate the Duck Merger (or the right not to consummate the Duck Merger pursuant to the Duck Merger Agreement) as a result of a breach of such representations and warranties shall be true and correct in all material respects.

(k) As of the Amendment No. 7 Effective Date, the representation and warranties contained in Section 4 shall be true and correct in all material respects.

The Administrative Agent shall notify the Borrowers and the Amendment No. 7 Incremental Lenders of the Amendment No. 7 Effective Date and such notice shall be conclusive and binding.

Section 6. Fees and Expenses. Other than as set forth herein, the Borrowers agree to (i) reimburse the Administrative Agent for all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent as and when required by Section 9.03 of the Credit Agreement and (ii) to pay any fees (including upfront fees or OID) payable under the Fee Letter that may become due after the Amendment No. 7 Effective Date pursuant to the terms of the Fee Letter.

Section 7. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission or electronic transmission shall be effective as delivery of a manually executed counterpart hereof. The words “execution,” “signed,” “signature,” “delivery” and words of the like import in or relating to any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act or any other similar state laws based on the Uniform Electronic Transactions Act. “Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.

Section 8. Governing Law and Waiver of Right to Trial by Jury. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. The jurisdiction and waiver of right to trial by jury provisions in Sections 9.09 and 9.10 of the Credit Agreement are incorporated herein by reference mutatis mutandis.

Section 9. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 10. Effect of Amendment.

(a) On and after the date hereof, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, mean and are a reference to the Credit Agreement as modified by this Amendment. This Amendment is a Loan Document executed pursuant to the Credit Agreement and shall be construed, administered and applied in accordance with the terms and provisions thereof.

(b) The Credit Agreement, as specifically amended by this Amendment, and each of the other Loan Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Security Documents and all of the Collateral described therein do and shall continue to secure the payment of all of the respective Obligations of Holdco and the Borrowers under the Loan Documents, in each case as the Credit Agreement is amended by this Amendment.

(c) The execution, delivery and effectiveness of this Amendment does not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents nor constitute a waiver of any provision of any of the Loan Documents and nothing herein can or may be construed as a novation of the Credit Agreement or any other Loan Document.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

KUEHG CORP.

BY:	/s/ Paul D. Thompson
	Name:	Paul D. Thompson
	Title:	Executive Vice President and Chief Financial Officer

KC SUB, INC.

By:	/s/ Paul D. Thompson
	Name:	Paul D. Thompson
	Title:	Executive Vice President and Chief Financial Officer

KC HOLDCO, LLC

By:	/s/ Paul D. Thompson
	Name:	Paul D. Thompson
	Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Incremental Amendment No. 7]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as an Amendment No. 7 Incremental Term Lender, an Amendment No. 7 Incremental Revolving Lender, a Revolving Lender, an Issuing Bank and the Administrative Agent

By:	/s/ Mikhail Faybusovich
	Name:	Mikhail Faybusovich
	Title:	Authorized Signatory

By:	/s/ Andrew Griffin
	Name:	Andrew Griffin
	Title:	Authorized Signatory

[Signature Page to Incremental Amendment No. 7]

BARCLAYS BANK PLC, as an Amendment No. 7 Incremental Revolving Lender, a Revolving Lender and an Issuing Bank

By:	/s/ Chris Walton
	Name:	Chris Walton
	Title:	Director

[Signature Page to Incremental Amendment No. 7]

BANK OF MONTREAL, as a Revolving Lender and an Issuing Bank

By:	/s/ Naghmeh Hashemifard
	Name:	Naghmeh Hashemifard
	Title:	Managing Director

[Signature Page to Incremental Amendment No. 7]

SCHEDULE 2.01(B)

New Term Commitments

Amendment No. 7 Incremental Term Lender	New Term Commitment
Credit Suisse AG, Cayman Islands Branch	$205,000,000

Total	$205,000,000

SCHEDULE 2.01(C)

New Revolving Commitments

Amendment No. 7 Incremental Revolving Lender	New Revolving Commitment
Credit Suisse AG, Cayman Islands Branch	$15,000,000
Barclays Bank PLC	$5,000,000

Total	$20,000,000

SCHEDULE 2.05

Specified LC Sublimit Increase

Amendment No. 7 Incremental Revolving Lender	Specified LC Sublimit Increase
Credit Suisse AG, Cayman Islands Branch	$15,000,000
Barclays Bank PLC	$5,000,000

Total	$20,000,000